Exhibit 16

[Grant Thornton Letterhead]

April 2, 2001

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: Millionaire.com
File No. 000-28601

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Millionaire.com dated March 27, 2001, and agree with the statements contained therein as pertains to our firm.

Very truly yours,

/s/ Grant Thornton LLP